Exhibit 7(a)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock Shares of HuntMountain Resources and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf of the date indicated:

February 14, 2007

_________________________________

Date

Hunt Family Limited Partnership

By:

_Tim Hunt__________________

Name:

Tim R. Hunt

Title:

General Partner

By:

_Tim Hunt__________________

Name:

Tim R. Hunt

By:

_Resa Hunt_________________

Name:

Resa J. Hunt